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                                                                     EXHIBIT 4.2



                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         CANDLEWOOD HOTEL COMPANY, INC.,
                             A DELAWARE CORPORATION



               Candlewood Hotel Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

               1. That the Board of Directors of this Corporation, acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Cumulative Convertible Preferred Stock (the "Certificate of Designations") of this Corporation. The resolution setting forth the proposed amendment is as follows:

                  "NOW, THEREFORE, BE IT RESOLVED, that the Restated Certificate of Incorporation of this Corporation be amended by changing clause (vi)(e)(9) of the Certificate of Designations so that, as amended, clause (vi)(e)(9) of the Certificate of Designations shall read in its entirety as follows:

                      "(9) Adjustment to Determination of Market Price. When
               making the calculations and determinations described in clause
               (vi)(e) hereof, there shall not be taken into account (i) the issuance of Common Stock upon the exercise of options outstanding on the date this Certificate of Designation was filed with the State of Delaware for the purchase of up to 554,350 shares of Common Stock, (ii) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, up to 1.5% of the fully diluted shares of Common Stock of the Corporation as of the date of issuance of all shares of Series A Preferred Stock (subject to adjustment as set forth herein) or any stock or securities convertible into or exchangeable for Common Stock to officers or directors ("Officers/Directors Securities"), and
               (iii) the issuance of any options for the purchase of Common Stock to employees of the Company other than officers or directors pursuant to the standard option awards program adopted by the Board of Directors of the Company, but excluding any discretionary awards outside of such program ("Employee Securities" and, together with the Officers/Directors Securities, the "Company Securities"); provided, that all Common Stock issuable with respect to any such





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               Company Securities be issuable at or above the Market Price as of the date of the grant."

               2. That in lieu of a meeting and vote of holders of this Corporation's Series A Cumulative Convertible Preferred Stock, the holders of 66 2/3% of this Corporation's Series A Cumulative Convertible Preferred Stock entitled to vote has given written consent to said amendment in accordance with the Certificate of Designations and the provisions of Section 228 of the General Corporation Law of the State of Delaware.

               3. That the above amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.






















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               IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed as of the 13th day of July, 1998.



                                            CANDLEWOOD HOTEL COMPANY, INC.,
                                            A DELAWARE CORPORATION


                                            By:    /s/ JACK P. DEBOER
                                                ------------------------------
                                                   Jack P. DeBoer
                                                   Chief Executive Officer

























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